(214) 969-1358                                   Exhibit 5.1
                          May 1, 1997



Oryx Energy Company
13155 Noel Road
Dallas, Texas  75240-5067

      Re:   Form S-8 Registration Statement -
            1997 Long-Term Incentive Plan

Gentlemen:

     We have acted as counsel for Oryx Energy Company, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of 5,000,000 shares of the Company's Common Stock, par value $1.00 per share (the "Shares"), for issuance and sale pursuant to the Company's 1997 Long-Term Incentive Plan (the "Plan"). We have participated in the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to the registration of the Shares under the 1933 Act.

      In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of the Plan, the Registration Statement and such corporate records of the Company, certificates of public officials and officers of the Company and other instruments and documents as we have deemed necessary as a basis for the opinion hereinafter expressed. As to various questions of fact material to such opinion, we have, where relevant facts were not independently established, relied upon statements of officers of the Company whom we believe to be responsible.

      Based upon the foregoing and in reliance thereon, we advise you that in our opinion the Shares, when issued in accordance with the provisions of the Plan, will be legally issued, fully paid and nonassessable.

      We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the 1993 Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                         Respectfully submitted,

                         Thompson & Knight,
                         A Professional Corporation

                         By: /s/ Paul M. Johnston
                             --------------------
                             Paul M. Johnston, Attorney

PMJ/ls
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